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                                   TRUST INDENTURE

                                       BETWEEN

                        INDIANA DEVELOPMENT FINANCE AUTHORITY

                                         AND

                              OLD NATIONAL TRUST COMPANY
                                      As Trustee




               TAXABLE ECONOMIC DEVELOPMENT REVENUE BONDS, SERIES 1996
                          (ENVIROTEST SYSTEMS CORP. PROJECT)




                               Dated as of June 1, 1996



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                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I.         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .13

    Section 1.1.   Terms Defined . . . . . . . . . . . . . . . . . . . . . .13
    Section 1.2.   Rules of Interpretation . . . . . . . . . . . . . . . . .15
    Section 1.3.   Exhibit . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE II.        THE BONDS . . . . . . . . . . . . . . . . . . . . . . . .17

    Section 2.1.   Authorized Amount of Series 1996 Bonds. . . . . . . . . .17
    Section 2.2.   Issuance of Series 1996 Bonds . . . . . . . . . . . . . .17
    Section 2.3.   Payment on Bonds. . . . . . . . . . . . . . . . . . . . .18
    Section 2.4.   Execution; Limited Obligation . . . . . . . . . . . . . .18
    Section 2.5.   Authentication. . . . . . . . . . . . . . . . . . . . . .18
    Section 2.6.   Form of Bonds . . . . . . . . . . . . . . . . . . . . . .19
    Section 2.7.   Delivery of Series 1996 Bonds . . . . . . . . . . . . . .19
    Section 2.8.   Reserved. . . . . . . . . . . . . . . . . . . . . . . . .19
    Section 2.9.   Mutilated, Lost, Stolen, or Destroyed Bonds . . . . . . .19
    Section 2.10.  Registration and Exchange of Bonds; Persons
                   Treated as Owners . . . . . . . . . . . . . . . . . . . .20

ARTICLE III.   APPLICATION OF SERIES 1996 BOND PROCEEDS. . . . . . . . . . .22

    Section 3.1.   Deposit of Funds. . . . . . . . . . . . . . . . . . . . .22

ARTICLE IV.   REVENUE AND FUNDS. . . . . . . . . . . . . . . . . . . . . . .23

    Section 4.1.   Source of Payment of Bonds. . . . . . . . . . . . . . . .23
    Section 4.2.   Revenue Fund. . . . . . . . . . . . . . . . . . . . . . .23
    Section 4.3.   Bond Fund . . . . . . . . . . . . . . . . . . . . . . . .24
    Section 4.4.   Construction Fund . . . . . . . . . . . . . . . . . . . .24
    Section 4.5.   Creation of Debt Service Reserve Fund . . . . . . . . . .26
    Section 4.6.   Creation and Operation of Guaranty Account. . . . . . . .28
    Section 4.7.   Trust Funds . . . . . . . . . . . . . . . . . . . . . . .28
    Section 4.8.   Investment. . . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE V.   REDEMPTION OF SERIES 1996 BONDS BEFORE MATURITY . . . . . . . .30

    Section 5.1.   Optional Redemption of Series 1996 Bonds. . . . . . . . .30
    Section 5.2.   Mandatory Redemption of Series 1996 Bonds . . . . . . . .30
    Section 5.3.   Notice of Redemption. . . . . . . . . . . . . . . . . . .30

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    Section 5.4.   Cancellation. . . . . . . . . . . . . . . . . . . . . . .30
    Section 5.5.   Redemption Payments . . . . . . . . . . . . . . . . . . .30
    Section 5.6.   Partial Redemption of Bonds . . . . . . . . . . . . . . .31

ARTICLE VI.  GENERAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . .32

    Section 6.1.   Payment of Principal and Interest . . . . . . . . . . . .32
    Section 6.2.   Performance of Covenants. . . . . . . . . . . . . . . . .32
    Section 6.3.   Ownership; Instruments of Further Assurance . . . . . . .32
    Section 6.4.   Recordation of Indenture, Loan Agreement and Security
                   Instruments . . . . . . . . . . . . . . . . . . . . . . .33
    Section 6.5.   Inspection of Books . . . . . . . . . . . . . . . . . . .33
    Section 6.6.   List of Bondholders . . . . . . . . . . . . . . . . . . .33
    Section 6.7.   Rights Under Loan Agreement . . . . . . . . . . . . . . .33
    Section 6.8.   Investment of Funds . . . . . . . . . . . . . . . . . . .33
    Section 6.9.   Non-presentment of Bonds. . . . . . . . . . . . . . . . .34
    Section 6.10.  Direction of Bondholders. . . . . . . . . . . . . . . . .34

ARTICLE VII.  DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . .35

    Section 7.1.   Events of Defaults. . . . . . . . . . . . . . . . . . . .35
    Section 7.2.   Acceleration. . . . . . . . . . . . . . . . . . . . . . .36
    Section 7.3.   Remedies; Rights of Bondholders . . . . . . . . . . . . .36
    Section 7.4.   Right of Bondholders or the Issuer to
                   Direct Proceedings. . . . . . . . . . . . . . . . . . . .37
    Section 7.5.   Application of Moneys . . . . . . . . . . . . . . . . . .37
    Section 7.6.   Remedies Vested In Trustee. . . . . . . . . . . . . . . .38
    Section 7.7.   Rights and Remedies of Bondholders. . . . . . . . . . . .39
    Section 7.8.   Termination of Proceedings. . . . . . . . . . . . . . . .39
    Section 7.9.   Waivers of Events of Default. . . . . . . . . . . . . . .39
    Section 7.10.  Company's Right of Possession and Use of Mortgaged
                   Property. . . . . . . . . . . . . . . . . . . . . . . . .40
    Section 7.11.  Waiver of Redemption; Effect of Sale of Mortgaged
                   Property. . . . . . . . . . . . . . . . . . . . . . . . .40
    Section 7.12.  Cooperation of Issuer . . . . . . . . . . . . . . . . . .40

ARTICLE VIII.  THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .41

    Section 8.1.   Acceptance of the Trusts. . . . . . . . . . . . . . . . .41
    Section 8.2.   Fees, Charges and Expenses of Trustee . . . . . . . . . .43
    Section 8.3.   Notice to Bondholders if Default Occurs . . . . . . . . .43
    Section 8.4.   Intervention by Trustee . . . . . . . . . . . . . . . . .43
    Section 8.5.   Successor Trustee . . . . . . . . . . . . . . . . . . . .44
    Section 8.6.   Resignation by the Trustee. . . . . . . . . . . . . . . .44
    Section 8.7.   Removal of the Trustee. . . . . . . . . . . . . . . . . .44

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    Section 8.8.   Appointment of Successor Trustee by the Bondholders;
                   Temporary Trustee . . . . . . . . . . . . . . . . . . . .44
    Section 8.9.   Concerning Any Successor Trustees . . . . . . . . . . . .45
    Section 8.10.  Trustee Protected in Relying Upon Resolutions, etc. . . .45
    Section 8.11.  Successor Trustee as Trustee of Funds, Paying
                   Agent and Bond Registrar. . . . . . . . . . . . . . . . .45

ARTICLE IX.   SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . .46

    Section 9.1.   Supplemental Indentures Not Requiring Consent of
                   Bondholders . . . . . . . . . . . . . . . . . . . . . . .46
    Section 9.2.   Supplemental Indentures Requiring Consent of
                   Bondholders . . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE X.         AMENDMENTS TO THE LOAN AGREEMENT. . . . . . . . . . . . .48

    Section 10.1.  Amendments, etc., to Loan Agreement Not
                   Requiring Consent of Bondholders. . . . . . . . . . . . .48
    Section 10.2.  Amendments, etc., to Loan Agreement Requiring
                   Consent of Bondholders. . . . . . . . . . . . . . . . . .48
    Section 10.3.  No Amendment May Alter Notes. . . . . . . . . . . . . . .48

ARTICLE XI.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .49

    Section 11.1.  Satisfaction and Discharge. . . . . . . . . . . . . . . .49
    Section 11.2.  Application of Trust Money. . . . . . . . . . . . . . . .49
    Section 11.3.  Consents, etc., of Bondholders. . . . . . . . . . . . . .50
    Section 11.4.  Limitation of Rights. . . . . . . . . . . . . . . . . . .50
    Section 11.5.  Severability. . . . . . . . . . . . . . . . . . . . . . .51
    Section 11.6.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .51
    Section 11.7.  Trustee as Paying Agent and Registrar . . . . . . . . . .51
    Section 11.8.  Counterparts. . . . . . . . . . . . . . . . . . . . . . .52
    Section 11.9.  Applicable Law. . . . . . . . . . . . . . . . . . . . . .52
    Section 11.10. Immunity of Officers and Directors. . . . . . . . . . . .52
    Section 11.11. Holidays. . . . . . . . . . . . . . . . . . . . . . . . .52

EXHIBIT A          THE INDUSTRIAL DEVELOPMENT FACILITIES . . . . . . . . . .57
EXHIBIT B          FORM OF AMENDMENT . . . . . . . . . . . . . . . . . . . .59

                                         iii
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                                   TRUST INDENTURE


    THIS TRUST INDENTURE dated as of the first day of June, 1996, by and between the INDIANA DEVELOPMENT FINANCE AUTHORITY (the "Issuer"), a body corporate and politic organized under the laws of the State of Indiana, and OLD NATIONAL TRUST COMPANY, a chartered corporate trust company duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States of America, with its principal office in Evansville, Indiana, as Trustee (the "Trustee");

                                     WITNESSETH:

    WHEREAS, the Indiana Code, Title 4, Article 4, Chapters 10.9 and 11 (the "Act"), has been enacted by the General Assembly of Indiana; and

    WHEREAS, the Act declares that the financing of industrial development projects constitutes a public purpose; and

    WHEREAS, the Act provides that the Issuer is authorized to issue bonds and loan the proceeds thereof for the purpose of financing the costs of acquisition, construction, or installation of industrial development projects, including land, machinery, equipment, or any combination thereof, for the public purpose of promoting opportunities for gainful employment and business opportunities which will be of public benefit to the health, safety, morals, and general welfare of the State of Indiana and its citizens; and

    WHEREAS, the Act provides that such bonds may be secured by a trust indenture between the Issuer and a corporate trustee; and

    WHEREAS, the Issuer intends to issue its Taxable Economic Development Revenue Bonds, Series 1996 (Envirotest Systems Corp. Project) in the aggregate principal amount of $14,345,000 (the "Series 1996 Bonds") pursuant to this Trust Indenture in order to obtain funds to lend to Envirotest Systems Corp., a Delaware corporation (the "Company"), pursuant to the Loan Agreement, Mortgage, Security Agreement and Financing Statement dated as of June 1, 1996 (the "Loan Agreement" or the "Mortgage") between the Issuer and the Company; and

    WHEREAS, the Loan Agreement provides for the repayment by the Company of the loan of the proceeds of the Series 1996 Bonds and further provides (i) for the Company's repayment obligation to be evidenced by the First Mortgage Note, Series 1996 (the "Series 1996 Note") in substantially the form attached thereto as "Exhibit B," and (ii) for such loan and the Series 1996 Note to be secured by the lien and security interest therein provided for; and

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    WHEREAS, pursuant to this Indenture, the Issuer will endorse the Series
1996 Note without recourse and assign certain of its rights under the Loan Agreement as security for the Series 1996 Bonds on a PARI PASSU basis which are payable from and secured exclusively by a pledge of the Trust Estate (as defined herein); and

    WHEREAS, the execution and delivery of this Trust Indenture (hereinafter sometimes referred to as the "Indenture"), and the issuance of the Series 1996 Bonds hereunder have been in all respects duly and validly authorized by resolutions duly passed and approved by the Issuer; and

    WHEREAS, the Series 1996 Bonds and the Trustee's certificate of authentication to be endorsed thereon are all to be in substantially the following forms and Trustee's certificate of authentication are also to be in substantially the following forms with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture, to-wit:

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                              (Form of Series 1996 Bond)


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE
DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE
DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY (AS DEFINED HEREIN) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A
PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"
AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL
BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING
OF REGULATION S UNDER THE SECURITIES ACT, (E) IN AN AMOUNT EQUAL TO $100,000 OR MORE, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT
TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY
SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE
OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO
THE TRUSTEE.

                               UNITED STATES OF AMERICA
                                   STATE OF INDIANA


                        INDIANA DEVELOPMENT FINANCE AUTHORITY
                TAXABLE ECONOMIC DEVELOPMENT REVENUE BOND, SERIES 1996
                          (ENVIROTEST SYSTEMS CORP. PROJECT)


Principal Amount: $14,345,000

Issue Date: June 27, 1996

Maturity Date: June 1, 2006

Registered Owner: The Sumitomo Bank, Limited, Acting Through Its Chicago Branch

CUSIP:  454909 CN 0

    The Indiana Development Finance Authority (the "Issuer"), a body corporate and politic organized under the laws of the State of Indiana, for value received, hereby promises to pay in lawful money of the United States of America to the Registered Owner listed above, but from the payments on the Note hereinafter referred to pledged and assigned for the payment hereof and funds in the Debt Service Reserve Fund (as defined in the Indenture hereinafter defined), the Principal Amount set forth above in quarterly installments as set forth below, unless this Series 1996 Bond shall have previously been called for redemption and payment of the redemption price made or provided for or unless payments shall be accelerated as provided in the Indenture, and to pay interest on the unpaid principal amount hereof in like money, but solely from said payments, at a fixed rate of 7.82% per annum, which rate will be in effect to the final maturity of this Series 1996 Bond. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) thirty-day months.

    The Series 1996 Bonds shall bear interest from the Issue Date and interest shall be payable on a quarterly basis on each March 1, June 1, September 1 and December 1, commencing September 1, 1996. Principal on the Series 1996 Bonds shall be payable on each March 1, June 1, September 1 and December 1 of each year in accordance with the following schedule:

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Year                     Amount             Year                      Amount
- ----                     ------             ----                      ------

June 1, 1997           $270,000             March 1, 2002           $385,000
September 1, 1997       275,000             June 1, 2002             395,000
December 1, 1997        280,000             September 1, 2002        400,000
March 1, 1998           285,000             December 1, 2002         410,000
June 1, 1998            290,000             March 1, 2003            420,000
September 1, 1998       295,000             June 1, 2003             425,000
December 1, 1998        300,000             September 1, 2003        435,000
March 1, 1999           305,000             December 1, 2003         445,000
June 1, 1999            315,000             March 1, 2004            450,000
September 1, 1999       320,000             June 1, 2004             460,000
December 1, 1999        325,000             September 1, 2004        470,000
March 1, 2000           330,000             December 1, 2004         480,000
June 1, 2000            340,000             March 1, 2005            490,000
September 1, 2000       345,000             June 1, 2005             495,000
December 1, 2000        350,000             September 1, 2005        505,000
March 1, 2001           360,000             December 1, 2005         515,000
June 1, 2001            365,000             March 1, 2006            525,000
September 1, 2001       370,000             June 1, 2006             540,000
December 1, 2001        380,000

The final payment of this Series 1996 Bond is payable at the office of Old National Trust Company, as Trustee, in the City of Evansville, Indiana, or at the principal office of any successor trustee or paying agent. All other payments hereon will be made by the Trustee by check mailed one business day prior to each payment date to the Registered Owner hereof at the address shown on the registration books of the Trustee as maintained by the Trustee, as registrar; provided, however, that for so long as the Original Purchaser owns all of the Series 1996 Bonds, payments of principal of and interest on the Series 1996 Bonds shall be made by wire transfer of immediately available funds on each payment date to the account and pursuant to wire transfer instructions provided by the Original Purchaser to the Trustee in writing.

    This Series 1996 Bond is one of the Issuer's Taxable Economic Development Revenue Bonds, Series 1996 (Envirotest Systems Corp. Project) (hereinbefore and hereinafter the "Series 1996 Bonds") which are being issued under the hereinafter described Indenture in the aggregate principal amount of $14,345,000. The Series 1996 Bonds are being issued for the purpose of providing funds to finance industrial development projects of Envirotest Systems Corp., a Delaware corporation (the "Company"), by lending such funds to the Company pursuant to the Loan Agreement, Mortgage, Security Agreement and Financing Statement dated as of June 1, 1996 (the "Loan Agreement" or the "Mortgage") between the Company and the Issuer which prescribes the terms and conditions under which the Company shall repay such loan and pursuant to which the Company will execute and deliver to the Issuer its First Mortgage Note, Series 1996 (the "Series 1996 Note") in a principal amount equal to the principal amount of such Series 1996 Bonds in order to evidence such loan. The Loan Agreement creates a Lien on and a security interest in the Mortgaged Property, as therein defined, as security for the Series 1996 Note.

    The Series 1996 Bonds are issued under and entitled to the security of a Trust Indenture dated as of June 1, 1996 (hereinafter referred to as the "Indenture") duly executed and delivered by the Issuer to Old National Trust Company, Evansville, Indiana, as Trustee (the term "Trustee" where used herein referring to said Trustee or its successors), pursuant to which Indenture the Series 1996 Note and all rights of the Issuer under the Mortgage, except the rights to payment for expenses, indemnity rights and certain other rights and interests described therein, are pledged and assigned by the Issuer to the Trustee as security for the Series 1996 Bonds.

    The Issuer and the Trustee may deem and treat the Registered Owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of principal hereof and premium, if any, hereon and interest due hereon and for all other purposes and neither the Issuer nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

    The Series 1996 Bonds are subject to optional redemption at any time prior to their stated maturity date at the option of the Issuer, upon the direction of the Company, in whole or in part, in multiples of $200,000 and integral multiples of $5,000 in excess thereof at the redemption price of 100% of the principal amount to be redeemed, plus a premium equal to the Breakage Amount as defined in the Indenture, plus accrued interest thereon to the redemption date.

    The Series 1996 Bonds are subject to mandatory redemption, in whole or in part, at any time proceeds become available from excess Construction Fund moneys, the sale proceeds of Mortgaged Property in certain circumstances and the proceeds of title insurance, damage and condemnation awards in certain circumstances, and further shall be redeemed in whole at any time but not later than one year after the termination of the IDEM Contract (as defined in the Indenture) as a result of the breach thereof by the Company, in multiples of $200,000 and integral multiples of $5,000 in excess thereof, at the redemption price of 100% of the principal amount to be redeemed, plus a premium equal to the Breakage Amount as defined in the Indenture, plus accrued interest thereon to the date of redemption.

    In the event of partial redemption of the Series 1996 Bonds, the serial maturities of the Series 1996 Bonds shall be redeemed on a prorata basis based on the ratio which the Outstanding principal amount of each serial maturity bears to the aggregate principal amount Outstanding on the Series 1996 Bonds on the date set for redemption.

    In the event any of the Bonds are called for redemption as aforesaid, notice thereof identifying the Bonds to be redeemed will be given by mailing a copy of the redemption notice by first class mail not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption to the Registered Owner of the Bonds to be redeemed at the address shown on the registration books; provided, however, that failure to give such notice by mailing, or any defect therein with respect to any registered Bond, shall not affect the validity of any proceedings for the redemption of other Bonds.

    All Bonds so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit at the place of payment at that time, and shall no longer be protected by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

    THIS BOND DOES NOT REPRESENT OR CONSTITUTE A DEBT OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION OR TAXING AUTHORITY THEREOF. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER, IF ANY, OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION OR TAXING AUTHORITY THEREOF IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND. THE HOLDERS OR OWNERS OF THIS BOND HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION OR TAXING AUTHORITY THEREOF FOR THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM (IF ANY) OR INTEREST ON THIS BOND. THE ISSUER HAS NO TAXING POWER. PRINCIPAL OF AND PREMIUM (IF ANY) AND INTEREST ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES PLEDGED PURSUANT TO THE INDENTURE (AS HEREINAFTER DEFINED).

    The Bonds are special limited obligations of the Issuer payable from the payments to be made on the Notes and from amounts in the Debt Service Reserve Fund. This Bond and the other Bonds, both as to principal, premium, if any, and interest, do not constitute a debt, liability or loan of the credit of the State of Indiana ("State") or any political subdivision or taxing authority thereof under the constitution or statutes of the State or a pledge of the faith and credit or the taxing power of the State or any political subdivision or taxing authority thereof. The issuance of the Bonds under the provisions of the Act does not, directly, indirectly or contingently, obligate the State or any political subdivision or taxing authority thereof to levy any form of taxation for the payment thereof or to make any appropriation for their payment and such Bonds do not now and shall never constitute a debt of the Issuer, the State or any political subdivision or taxing authority thereof within the meaning of the constitution or the statutes of the State and do not now and shall never constitute a charge against the credit of the State or any political subdivision or taxing authority thereof or a charge against the taxing power of the State or any political subdivision or taxing authority thereof. The Issuer has no taxing power. Neither the State nor any agent, attorney, member, director, officer or employee of the State or of the Issuer shall in any event be liable for the payment of the principal of, premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer. No breach by the Issuer of any such pledge, mortgage, obligation or agreement may impose any liability, pecuniary or otherwise, upon the State or any agent, employee, attorney, director, officer or member of the State or of the Issuer, or any charge upon their general credit or upon the taxing power of the State.

    This Bond shall not constitute the personal obligation, either jointly or severally, of the of the Issuer or of any agent, attorney, director, officer, employee or official of the Issuer.

    The holder of this Series 1996 Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made to the extent and in the circumstances permitted by the Indenture.

    It is hereby certified that all conditions, acts and things required to exist, happen and be performed under the laws of the State of Indiana and under the Indenture precedent to and in the issuance of this Series 1996 Bond, exist, have happened and have been performed, and that the issuance, authentication and delivery of this Series 1996 Bond have been duly authorized by the Issuer.

    This Series 1996 Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

    IN WITNESS WHEREOF, the Indiana Development Finance Authority has caused this Series 1996 Bond to be executed in its name and on its behalf by the manual or facsimile signature of its Vice Chairman and its corporate seal to be hereunto affixed manually or by facsimile and attested to by the manual or facsimile signature of its Executive Director, all as of June 1, 1996.

                                            INDIANA DEVELOPMENT FINANCE
                                            AUTHORITY


                                            By
                                              ---------------------------------
                                               Vice Chairman
(Seal)

Attest:


- -----------------------
Executive Director

                  (Form of Trustee's Certificate of Authentication)


    This Series 1996 Bond is one of the Series 1996 Bonds described in the withIn mentioned Trust Indenture.

                                            OLD NATIONAL TRUST COMPANY, as
                                            Trustee


                                            By
                                              ---------------------------------
                                                 Authorized Officer

                                            Date of Authentication and
                                            Delivery:

                                            -----------------------------------


                                      ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________________ (Please Print or Typewrite Name and Address)
the within Series 1996 Bond and all rights, title and interest thereon, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the within Series 1996 Bond on the books kept for registration thereof, with full power of substitution in the premises.



                                            -----------------------------------

Dated:
     ----------------------------

SIGNATURE GUARANTEED:


- ----------------------------------          -----------------------------------
NOTICE:  Signature(s) must be guaranteed    NOTICE:  The signature to this
by an eligible guarantor institution        assignment must correspond with the
participating in a Securities Transfer      name of the registered owner as it
Association recognized signature            appears upon the face of the within
guarantee program.                          Series 1996 Bond in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    UNIF TRAN MIN ACT -- _______________________Custodian__________________
                        (Cust)                   (Minor)

         under Uniform Transfers to Minors Act

                                  ------------------------------------------
              (State)

    TEN COM --     as tenants in common
    JT TEN --      as joint tenants with right
                   of survivorship and not as
                   tenants in common

                         Additional abbreviations may also be
                          used though not in the above list.




                                  (End of Bond Form)

    NOW, THEREFORE, THIS INDENTURE WITNESSTH: That in order to secure the payment of the principal of and interest and premium, if any, on the Bonds to be issued under this Indenture according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants and conditions herein and in said Bonds contained, and in order to declare the terms and conditions upon which the Bonds are issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and for and in consideration of the mutual covenants herein contained, of the acceptance by the Trustee of the trust hereby created, and of the purchase and acceptance of the Bonds by the holders or obligees thereof, the Issuer has executed and delivered this Indenture, and by these presents does hereby convey, grant, assign, pledge and grant a security interest in, unto the Trustee, its successor or successors and its or their assigns forever, with power of sale, all and singular, the property, real and personal hereinafter described (the "Trust Estate"):


                                   GRANTING CLAUSE

                                      DIVISION I

    The Series 1996 Note, which has been endorsed by the Issuer to the order of the Trustee and pledged by the Issuer to the Trustee, and all sums payable in respect of the indebtedness evidenced thereby;


                                     DIVISION II

    All right, title and interest of the Issuer in and to the Loan Agreement (except the rights reserved to the Issuer and referred to in Section 3.1 thereof) and the Mortgaged Property referred to therein, which Mortgage will be recorded and filed concurrently with the recording and filing of this Indenture in the office of the Recorders of Lee County, Porter County, Floyd County and Clark County, Indiana, as appropriate upon the acquisition of each Project Site;

                                     DIVISION III

    All moneys and securities from time to time held by Trustee under the terms of the Loan Agreement or this Indenture (except moneys or Qualified Investments deposited with Trustee pursuant to Section 11.1 hereof) and any and all other real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned, or transferred as and for additional security hereunder by Issuer, Company or by anyone on their behalf, or with their written consent to Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

    SUBJECT, HOWEVER, to Permitted Encumbrances, as defined in the Mortgage;

    TO HAVE AND TO HOLD the same unto the Trustee, and its successor or successors and its or their assigns forever;

    IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, to secure the payment of the Bonds to be issued hereunder, and premium, if any, payable upon redemption or prepayment thereof, and the interest payable thereon, and to secure also the observance and performance of all the terms, provisions, covenants and conditions of this Indenture, and for the benefit and security of all and singular the holders of all Bonds issued hereunder, and it is hereby mutually covenanted and agreed that the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become the holders thereof, and the trusts and conditions upon which the pledged moneys and revenues are to be held and disbursed, are as follows:

                                      ARTICLE I.

                                     DEFINITIONS

    Section 1.1. TERMS DEFINED. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings unless the context or use indicates another or different meaning or intent:

    "Bonds" means the Series 1996 Bonds issued under this Indenture and any replacements thereof pursuant to this Indenture.

    "Bond Fund" means the Bond Fund established pursuant to Section 4.3 hereof.

    "Bond Placement Agreement" means the Bond Placement Agreement dated June
27, 1996, among the Issuer, the Company, Charles Eden & Company and the Original Purchaser.

    "Breakage Amount" means if amounts are transferred to the Redemption Account in order to redeem any principal amount of the Series 1996 Bonds before their scheduled due date (whether as the result of an acceleration, voluntary prepayment, mandatory prepayment or otherwise) and to effect a prepayment of a portion of the Series 1996 Note, the amount equal to the actual cost to the Original Purchaser to break any interest rate swap agreement then in place with respect to the Bonds.

    "Company" means Envirotest Systems Corp., a corporation duly organized and validly existing under the laws of the State of Delaware and in good standing in the State of Indiana, or any successors thereto permitted under Section 3.5 of the Loan Agreement.

    "Construction Fund" means the Construction Fund established pursuant to
Section 4.4 hereof.

    "Event of Default" means those events of default specified in and defined by Section 7.1 hereof.

    "Debt Service Requirement" means for a specified period:

    (i) amounts needed to pay scheduled payments of principal of the Bonds during such period pursuant to the Indenture;

    (ii) amounts needed to pay interest on the Bonds payable during such period;

    (iii) to the extent not duplicative of (i) or (ii) above, amounts needed to be paid during such period to restore the amounts on deposit in Debt Service Reserve Fund to the Fully Funded level; and

    (iv) amounts needed to pay the Trustee fees and expenses during such period.

    "Debt Service Reserve Fund" means the Debt Service Reserve Fund established pursuant to Section 4.5 hereof.

    "Fully Funded" means with respect to the Debt Service Reserve Fund $2,119,651.98, the amount equal to the maximum annual debt service on the Outstanding Bonds.

    "Gross Revenues" means the amounts paid by IDEM pursuant to the IDEM
Contract.

    "Guaranty Account" means the Guaranty Account established in Section 4.6 hereof.

    "Guaranty Fund" means the Industrial Development Project Guaranty Fund created pursuant to I.C. 4-4-11-16(a).

    "IDEM" means the Indiana Department of Environmental Management.

    "IDEM Contract" means the contract for contractor services for implementation, operation, and assistance in administration of a centralized vehicle emissions testing program, between the Company and IDEM, including without limitation all amendments and modifications thereto and all change orders and waivers issued thereunder.

    "Indenture" means this instrument as originally executed or as it may be amended or supplemented from time to time pursuant to Article IX.

    "Interest Payment Dates" means March 1, June 1, September 1 and December 1 of each year that the Bonds are Outstanding and interest and/or principal payments are due thereon.

    "Issuer" means the Indiana Development Finance Authority, and its successors.

    "Loan" means the loan by the Issuer to the Company of the proceeds received from the sale of the Series 1996 Bonds and evidenced by the Series 1996 Note.

    "Loan Payments" means the amounts required to be paid by the Company in repayment of the Loan or otherwise pursuant to the provisions of the Series 1996 Note and Article III of the Loan Agreement.

    "Mortgage" or "Loan Agreement" means the Loan Agreement, Mortgage, Security Agreement and Financing Statement, dated as of June 1, 1996, between the Company and the Issuer and all amendments and supplements thereto.

    "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee in its reasonable discretion.

    "Original Purchaser" means The Sumitomo Bank, Limited, acting through its Chicago branch, the original purchaser of the Series 1996 Bonds.

    "Outstanding" or "Bonds Outstanding" means all Bonds which have been duly authenticated, and delivered by the Trustee under this Indenture, except:

         (a) Bonds cancelled after purchase in the open market or because of payment at or redemption prior to maturity;

         (b) Bonds for the redemption of which cash or investments (but only to the extent that the full faith and credit of the United States of America are pledged to the timely payment thereof) shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee, shall have been filed with the Trustee; and

         (c)  Bonds in lieu of which others have been authenticated under
    Section 2.9.

    "Requisite Bondholders" means the holders of 66 2/3 % in aggregate principal amount of Bonds Outstanding.

    "Series 1996 Bonds" means the Indiana Development Finance Authority Taxable Economic Development Revenue Bonds, Series 1996 (Envirotest Systems Corp. Project) in the aggregate principal amount of $14,345,000.

    "Series 1996 Note" shall have the meaning assigned in the Loan Agreement.

    "State" means the State of Indiana.

    "Trustee" means Old National Trust Company, Evansville, Indiana, the party of the second part hereto, and any successor trustee or co-trustee.

    Section 1.2. RULES OF INTERPRETATION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) "This Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

         (2) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         (3) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the singular as well as the plural.

         (4) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as consistently applied.

         (5) Any terms not defined herein but defined in the Loan Agreement shall have the same meaning herein.

         (6) The terms defined elsewhere in this Indenture shall have the meanings therein prescribed for them.

    Section 1.3. EXHIBIT. The following Exhibit is attached to and by reference made a part of this Indenture:

    Exhibit A: Description of the property being mortgaged.
    Exhibit B: Form of Amendment to Indenture.


                                  (End of Article I)

                                     ARTICLE II.

                                      THE BONDS

    Section 2.1. AUTHORIZED AMOUNT OF SERIES 1996 BONDS. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The principal amount of the Series 1996 Bonds (other than Bonds issued in substitution therefor pursuant to Section 2.9 hereof) that may be issued is hereby expressly limited to $14,345,000.

    Section 2.2. ISSUANCE OF SERIES 1996 BONDS. The Series 1996 Bonds shall be designated "Taxable Economic Development Revenue Bonds, Series 1996 (Envirotest Systems Corp. Project)." The Series 1996 Bonds shall be originally issuable as fully registered Bonds without coupons in the denomination of $100,000 and $5,000 increments in excess thereof and shall be lettered and numbered R-1 and upward. Payments to all Bondholders shall be by check or draft drawn on the main office of the Trustee and mailed to such Bondholder one business day prior to each Interest Payment Date; provided, however, that for so long as the Original Purchaser owns all of the Series 1996 Bonds, payments of principal of, premium, if any, and interest on the Series 1996 Bonds shall be made by wire transfer of immediately available funds on each Interest Payment Date to the account and pursuant to wire transfer instructions provided by the Original Purchaser to the Trustee in writing. The Series 1996 Bonds shall be dated the date of delivery thereof. The Series 1996 Bonds shall bear interest at the rate of 7.82 % per annum from the date of delivery thereof to the final maturity of the Series 1996 Bonds. Interest shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

    The Series 1996 Bonds shall bear interest from the date of issuance thereof and shall be payable on a quarterly basis on each March 1, June 1, September 1 and December 1, commencing September 1, 1996 until paid in full. Principal on the Series 1996 Bonds shall be payable on a quarterly basis on March 1, June 1, September 1 and December 1 of each year in accordance with the following schedule:


Year                     Amount        Year                      Amount
- ----                     ------        ----                      ------

June 1, 1997           $270,000        March 1, 2002           $385,000
September 1, 1997       275,000        June 1, 2002             395,000
December 1, 1997        280,000        September 1, 2002        400,000
March 1, 1998           285,000        December 1, 2002         410,000
June 1, 1998            290,000        March 1, 2003            420,000
September 1, 1998       295,000        June 1, 2003             425,000
December 1, 1998        300,000        September 1, 2003        435,000
March 1, 1999           305,000        December 1, 2003         445,000
June 1, 1999            315,000        March 1, 2004            450,000
September 1, 1999       320,000        June 1, 2004             460,000
December 1, 1999        325,000        September 1, 2004        470,000

March 1, 2000           330,000        December 1, 2004         480,000
June 1, 2000            340,000        March 1, 2005            490,000
September 1, 2000       345,000        June 1, 2005             495,000
December 1, 2000        350,000        September 1, 2005        505,000
March 1, 2001           360,000        December 1, 2005         515,000
June 1, 2001            365,000        March 1, 2006            525,000
September 1, 2001       370,000        June 1, 2006             540,000
December 1, 2001        380,000


    Section 2.3. PAYMENT ON BONDS. The principal of, premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. The final payments on the Series 1996 Bonds shall be payable at the principal corporate trust office of the Trustee. All other payments on the Series 1996 Bonds shall be made to the person appearing on the Bond registration books of the Trustee as the registered owner of the Series 1996 Bonds by check or draft mailed to the Registered Owner thereof as shown on the registration books of the Trustee.

    Section 2.4. EXECUTION; LIMITED OBLIGATION. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of its Chairman or Vice Chairman and attested with the manual or the facsimile signature of its Executive Director and shall have impressed or printed thereon the corporate seal of the Issuer. Such facsimiles shall have the same force and effect as if such officer had manually signed each of said Bonds. In case any officer whose signature or facsimile signature appears on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall, nevertheless, be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

    The Bonds, together with premium, if any, and interest thereon, shall be limited obligations of the Issuer payable from the payments to be made on the Notes (except to the extent paid out of moneys attributable to the Bond proceeds or the income from the temporary investment thereof and under certain circumstances proceeds from insurance and condemnation awards) and from amounts in the Debt Service Reserve Fund and shall be a valid claim of the respective holders thereof only against the moneys held by the Trustee and the payments to be made on the Note which are hereby pledged and assigned for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture.

    Section 2.5. AUTHENTICATION. No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until the certificate of authentication on such Bond substantially in the form hereinabove set forth shall have been duly executed by the Trustee, and such executed certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds issued hereunder.

    Section 2.6. FORM OF BONDS. The Bonds issued under this Indenture shall be substantially in the form hereinabove set forth with such appropriate variations, omissions and insertions as are permitted or required by this Indenture or deemed necessary by the Trustee.

    Section 2.7. DELIVERY OF SERIES 1996 BONDS. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee the Series 1996 Bonds in the aggregate principal amount of $14,345,000. The Trustee shall authenticate such Bonds and deliver them to the purchasers thereof upon receipt of:

         (1) A copy, duly certified by the Executive Director of the Issuer, of the resolution adopted and approved by the Issuer authorizing the execution and delivery of the Loan Agreement, the Bond Placement Agreement and this Indenture and the issuance of the Series 1996 Bonds.

         (2)  An executed counterpart of the Loan Agreement and this Indenture.

         (3) The Series 1996 Note in the same principal amount as the principal amount of the Series 1996 Bonds duly executed by the Company and endorsed by the Issuer to the order of the Trustee.

         (4) A written request of the Issuer to the Trustee requesting the Trustee to authenticate and deliver the Series 1996 Bonds in the principal amount of $14,345,000, to the purchasers thereof.

         (5) Such other documents as shall be required by the Issuer or Original Purchaser.

         (6) The Company's deposit to the Debt Service Reserve Fund in an amount, when added to the $1,059,825.99 deposit from the Series 1996 Bond proceeds, is sufficient to cause the Debt Service Reserve Fund to be Fully Funded.

    The proceeds of the Series 1996 Bonds shall be paid over to the Trustee and deposited to the credit of various Funds and Accounts as hereinafter provided under Section 3. 1 hereof.

    Section 2.8.   RESERVED.

    Section 2.9. MUTILATED LOST, STOLEN, OR DESTROYED BONDS. In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond of like date, maturity and denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Issuer, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with indemnity satisfactory to them.

    In the event any such Bond shall have matured, instead of issuing a duplicate Bond the Issuer may pay the same without surrender thereof; provided, however, that in the case of a lost, stolen or destroyed Bond, there shall be first furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with indemnity satisfactory to them. The Issuer and the Trustee may charge the holder or owner of such Bond with their reasonable fees and expenses in this connection. Any Bond issued pursuant to this Section 2.9 shall be deemed part of the original series of the Bonds in respect of which it was issued and an original additional contractual obligation of the Issuer.

    Section 2.10. REGISTRATION AND EXCHANGE OF BONDS: PERSONS TREATED AS OWNERS. The Issuer shall cause books for the registration and for the transfer of the Bonds as provided in this Indenture to be kept by the Trustee which is hereby constituted and appointed the registrar of the Issuer. Upon surrender for transfer of any fully registered Bond at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and duly executed by the registered owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Bond or Bonds of the same series and the same maturity for a like aggregate principal amount. The execution by the Issuer of any fully registered Bond without coupons of any denomination shall constitute full and due authorization of such denomination, and the Trustee shall thereby be authorized to authenticate and deliver such registered Bond. The Trustee shall not be required to transfer or exchange any fully registered Bond during the period between the Record Date and any Interest Payment Date of such Bond, nor to transfer or exchange any Bond after the publication of or mailing of notice calling such Bond for redemption has been made, nor during a period of fifteen (15) days next preceding publication of a notice of redemption of any Bonds.

    As to any fully registered Bond without coupons, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of principal, premium, if any, or interest thereon, shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

    NOTWITHSTANDING THE FOREGOING, THE SERIES 1996 BONDS ARE CONSIDERED RESTRICTED SECURITIES IN THE HANDS OF THE ORIGINAL PURCHASER THEREOF AND MAY NOT BE SOLD TO ANOTHER PURCHASER UNLESS THE SERIES 1996 BONDS ARE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR UNLESS THEY ARE SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR AS OTHERWISE PROVIDED ON THE FACE OF THE SERIES 1996 BOND FORM.

                                 (End of Article II)

                                     ARTICLE III.

                       APPLICATION OF SERIES 1996 BOND PROCEEDS

    Section 3.1. DEPOSIT OF FUNDS. The Issuer shall deposit with the Trustee the proceeds from the sale of the Series 1996 Bonds as follows:

    (i)  into the Debt Service Reserve Fund, $1,059,825.99;

    (ii) into the Bond Fund, $718,664.38 as capitalized interest for the payment of interest through the March 1, 1997 interest payment on the Series 1996 Bonds; and

    (iii) into the Construction Fund, the remainder of the net proceeds of the Series 1996 Bonds.


                                 (End of Article III)

                                     ARTICLE IV.

                                  REVENUE AND FUNDS

    Section 4.1. SOURCE OF PAYMENT OF BONDS. The Bonds herein authorized and all payments to be made by the Issuer hereunder are not general obligations of the Issuer but are limited obligations payable from the payments on the Notes as provided herein and from amounts in the Debt Service Reserve Fund. No covenant or agreement contained in the Bonds or the Indenture shall be deemed to be a covenant or agreement of any member, director, officer, attorney, agent or employee of the Issuer in his or her individual capacity, and neither the members nor any director, officer, attorney, agent or employee of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

    Section 4.2. REVENUE FUND. The Trustee shall establish and maintain, so long as any of the Bonds are outstanding, a separate fund to be known as the "Revenue Fund."

         (a) There shall be deposited in the Revenue Fund all Gross Revenues received by the Trustee and (i) all amounts paid to the Trustee under the Loan Agreement (other than prepayments required to redeem Bonds pursuant to Article V hereof, which shall be deposited in the Redemption Account of the Bond Fund), (ii) all other amounts required to be so deposited pursuant to the terms hereof including investment earnings to the extent provided in
    Section 6.8 hereof and, (iii) such other moneys as are delivered to the Trustee by or on behalf of the Issuer or the Company with written directions for deposit of such money in the Revenue Fund.

         (b) Money on deposit in the Revenue Fund shall be disbursed on or before the first (1st) day of each month in the following order of priority:

              (i) to the Bond Fund, an amount equal to the sum of (i) one third ( 1/3) of the interest due on the Bonds on the next Interest Payment Date, and (ii) one third ( 1/3) of the principal amount due on the Bonds on the next Interest Payment Date;

              (ii) to the Bond Fund, amounts equal to the sum of any amounts not previously paid pursuant to (i) above within any three (3) month period prior to an Interest Payment Date;

              (iii) to the Debt Service Reserve Fund, an amount, if any, necessary to increase the balance therein to the Fully Funded amount;

              (iv) to the reimbursement of the Issuer of any amounts owed to the Issuer under the Loan Agreement; and

              (v) any balance remaining after the preceding transfers shall be returned to the Company.

    Section 4.3. BOND FUND. The Trustee shall establish and maintain, so long as any of the Bonds are outstanding, a separate fund to be known as the "Bond Fund" as well as a "Redemption Account" within the Bond Fund.

    (a)  The Trustee shall deposit in the Bond Fund when and as received;

         (i) all accrued interest, if any, on the sale and delivery of such Bonds;

         (ii) all amounts transferred from the Revenue Fund pursuant to Section
    4.2 hereof;

         (iii) all amounts transferred from the Debt Service Reserve Fund pursuant to Section 4.5 hereof;

         (iv) any additional security to be deposited in the Bond Fund or any other amounts received by the Trustee that are subject to the lien and pledge of the Indenture; and

         (v) all amounts that are to be applied to the redemption of all or part of the Bonds pursuant to Sections 3.18, 3.22, 3.23, 3.24, 4.1 and 4.4 of the Loan Agreement into the Redemption Account of the Bond Fund established for the deposit of funds which are segregated for the purpose of redeeming Bonds.

    (b) All amounts deposited in the Redemption Account of the Bond Fund for the redemption of the Bonds shall be applied to the redemption of such Bonds pursuant to Article V hereof. The other amounts on deposit in the Bond Fund shall be used by the Trustee on each Interest Payment Date in the following priority:

         (i) for the payment of the principal of and interest on the Bonds then due; and

         (ii) for deposit in the Debt Service Reserve Fund to increase the balance therein to the Fully Funded amount.

    (c)  If on any Interest Payment Date, the amount on deposit in the Bond
Fund is insufficient to make the payments described in (b)(i) above, the Trustee shall make up any such deficit by transferring amounts from the Debt Service Reserve Fund (but solely to make up a shortfall in (b)(i) above).

    Section 4.4. CONSTRUCTION FUND. The Issuer shall establish with the Trustee a separate fund to be known as the "Construction Fund" to the credit of which deposits are to he made as required by the provisions of Section 3.1 hereof.

         (a) Except as set forth in subparagraph (c) of this Section 4.4, moneys on deposit in the Construction Fund shall be paid out from time to time by the Trustee upon the written request of an authorized officer of the Company in order to pay, or as reimbursement to the Company for payments made, for the Costs of Construction of the Project, or for the costs of issuing the Series 1996 Bonds upon receipt by the Trustee of the following:

         (i)  The written request:

              (1) certifying that the costs of an aggregate amount set forth in such written request have been made or incurred and were necessary for the acquiring, constructing or equipping of the Project and were made or incurred in accordance with the construction contracts, plans and specifications, or purchase contracts therefor then in effect or that the amounts set forth in such written request are for allowable costs of issuance of the Bonds;

              (2) certifying that the amount paid or to be paid, as set forth in such written request, is reasonable and represents a part of the amount payable for the costs of issuance of the Bonds or the Costs of Construction of the Project; and that such payment was not paid in advance of the time, if any, fixed for payment and was made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

              (3) certifying that no part of the said costs was included in any written request previously filed with the Trustee under the provisions hereof;

              (4) accompanied by copies of invoices paid and/or to be paid for the Costs of Construction with copies of checks used for any previously made payment;

              (5) representing those matters required to be represented pursuant to Section 6.1 of the Loan Agreement and accompanied by those documents required to be delivered by Section 6.2 of the Loan Agreement.

         (ii) Except in the case of a disbursement for payment of the costs of issuing the Bonds, the costs of the acquisition of Equipment, the Company shall provide (i) evidence that the title insurance policy on the Mortgaged Property provided pursuant to Section 3.18 of the Loan Agreement has been endorsed to include such disbursement and does not contain any mechanics lien or materialmen's exceptions; (ii) a payment and performance bond in a form reasonably acceptable to the Original Purchaser from a mutually acceptable insurer with respect to the construction of the Project; and
    (iii) so long as the Bonds are owned by the Original Purchaser, approval of such written request referred to above by the Original Purchaser. In the case of a disbursement for payment of the costs of acquisition of the Equipment, the Company shall provide evidence satisfactory to the Issuer and to Original Purchaser that the Equipment, when acquired, will be free and clear of all liens, security interests and encumbrances other than Permitted Encumbrances and that the security interest granted in the Mortgage will constitute a first priority security interest on the Equipment.

    (b) COMPLETION CERTIFICATE. The Company shall deliver to the Issuer, the Original Purchaser and the Trustee within ninety (90) days after the completion of the Project, a completion certificate of its authorized Company representative:

         (1)  stating that the Project has been accepted by IDEM; and

         (2) stating that he or she has made such investigation of such sources of information as are deemed to be necessary, including pertinent records of the Company, and is of the opinion that the Project has been fully paid for and that no claim or claims exist against the Issuer or the Company or against the properties of either out of which a lien based on furnishing labor or material for the Project exists or might ripen; provided, however, there may be excepted from the foregoing statement any claim or claims or liens constituting Permitted Encumbrances.

    In the event such certificate shall state that there is a claim or claims in controversy which create or might ripen into a lien, there shall be filed with the Issuer and the Trustee a certificate of the Company when and as such claim or claims shall have been fully paid or otherwise satisfied or released.

    (c) DISPOSITION OF CONSTRUCTION FUND MONEYS AFTER COMPLETION. If, after payment by the Trustee of all written requests theretofore tendered to the Trustee under the provisions of subparagraph (a) of this Section 4.4 and after receipt by the Trustee of the completion certificate mentioned in subparagraph
(b)of this Section 4.4 pertaining to the Project, there shall remain any balance of moneys in the Construction Fund, the Trustee shall transfer all moneys then in the Construction Fund (except moneys reserved to pay any disputed claims described in the completion certificates required to be delivered pursuant to
Section 4.4(b) hereof) to the Redemption Account of the Bond Fund.

    Section 4.5. CREATION OF DEBT SERVICE RESERVE FUND. The Issuer shall establish with the Trustee a separate fund to be known as the Debt Service Reserve Fund.

    The Trustee and the Company shall deposit in the Debt Service Reserve Fund all moneys required to be deposited therein pursuant to Sections 2.6 and 3.1 hereof. In addition to the money transferred to the Debt Service Reserve Fund pursuant to Article III hereof, there shall be deposited in the Debt Service Reserve Fund (i) money transferred from the Revenue Fund pursuant to Section 4.2 hereof, and (ii) any other moneys received by the Trustee with directions to deposit the same in the Revenue Fund, including those monies appropriated by the State and designated for deposit to the Debt Service Reserve Fund in amounts necessary to cause the Debt Service Reserve Fund to be Fully Funded.

    The Trustee shall transfer funds held in the Debt Service Reserve Fund to the Bond Fund for the timely payment of interest on and principal of the Bonds, in the event that moneys in the Bond Fund are insufficient to pay the then due amount of principal of and interest on the Bonds. So long as an IDEM Termination Event (as defined in the Loan Agreement) has not occurred, draws on the Debt Service Reserve Fund shall be deemed to have come first from the Company portion of the Debt Service Reserve Fund.

    If the Debt Service Reserve Fund is not Fully Funded, the Trustee shall retain all investment earnings on amounts in the Debt Service Reserve Fund in the Debt Service Reserve Fund until it is Fully Funded. On the fifth Business Day prior to each Interest Payment Date, the Trustee shall value the moneys and investments in the Debt Service Reserve Fund in a manner consistent with Section
6.8 hereof and shall provide the Company and the Issuer with written notice of the results of the valuation. If such notice indicates that there will exist a deficiency in the Debt Service Reserve Fund on such Interest Payment Date, the Trustee shall transfer money from the Revenue Fund to the Debt Service Reserve Fund, and if sufficient money is not available to restore the deficiency from amounts in the Revenue Fund, the Company shall make a deposit into the Debt Service Reserve Fund no later than the Business Day immediately prior to the Interest Payment Date so that the Debt Service Reserve Fund will again be Fully Funded on the Interest Payment Date. If such deficiency can not be restored from the above sources, the Trustee shall notify the Issuer and request that such deficiency be restored by operation of Section 4.6 hereof. While the Debt Service Reserve Fund is Fully Funded, cash or Qualified Investments in excess of the amount needed for the Debt Service Reserve Fund to be Fully Funded shall first be applied to the Company's obligation under Section 3.30 of the Loan Agreement and thereafter transferred from the Debt Service Reserve Fund to the Bond Fund to be used as a credit on the Company's Loan Payments.

    If the State has appropriated moneys designated for deposit to the Debt Service Reserve Fund or if the Issuer has replenished the Debt Service Reserve Fund with a transfer of moneys from the Guaranty Account or from any other source, any moneys remaining in the Debt Service Reserve Fund after the final payment of the Series 1996 Bonds shall be transferred to the Issuer to be applied to amounts owed by the Company under the Loan Agreement. After the State and the Issuer have been reimbursed in full of all amounts owing under Section
3.30 of the Loan Agreement, with interest, if there are sufficient moneys held under this Indenture (including moneys held in the Debt Service Reserve Fund) to discharge the Bonds as provided in Article XI, the Trustee shall draw on the Debt Service Reserve Fund and immediately apply such funds to the repayment of the Bonds at maturity and any remaining amounts in the Debt Service Reserve Fund shall then be returned to the Company.

    Notwithstanding the foregoing and anything to the contrary herein, to the extent that there are moneys in the Debt Service Reserve Fund which have been deposited from Company funds and the Company has exercised its option to transfer and convey the Mortgaged Property to the Issuer upon termination of the IDEM Contract as set forth in Section 10.8 of the Loan Agreement, the Trustee shall transfer to the Company such Company funds on deposit in the Debt Service Reserve Fund.

    Section 4.6. CREATION AND OPERATION OF GUARANTY ACCOUNT. The Issuer shall create and maintain as a separate deposit account in the custody of the Issuer to be designated "Indiana Development Finance Authority -- Envirotest Systems Corp. Guaranty Account."

    In the event that the Debt Service Reserve Fund is not Fully Funded at any time as a result of a transfer from the Debt Service Reserve Fund to the Bond Fund for the payment of debt service on the Bonds, and the Company has not replenished the Debt Service Reserve Fund the Trustee shall immediately notify the Issuer of the amount necessary to be deposited so that the Debt Service Reserve Fund will be Fully Funded. Pursuant to terms of that certain Letter of Agreement from the Indiana Department of Environmental Management dated June 27, 1996 to the Issuer, the Issuer shall seek an appropriation from the Indiana General Assembly for the Guaranty Fund; and any such amounts appropriated to the Guaranty Fund as a result of such request, to the extent needed to cause the Debt Service Reserve Fund to be Fully Funded, shall be transferred to the Guaranty Account for deposit to the Debt Service Reserve Fund. Notwithstanding the foregoing sentence, the Issuer, in its sole discretion, may transfer any legally available moneys from the Guaranty Fund to the Guaranty Account for deposit to the Debt Service Reserve Fund or transfer any other legally available moneys of the Issuer to the Guaranty Account for deposit to the Debt Service Reserve Fund, and in the event that such transfers by the Issuer result in the Debt Service Reserve Fund being Fully Funded, or in the event that any other moneys from any source are deposited to the Debt Service Reserve Fund so that it becomes Fully Funded, the Issuer shall no longer be required to seek an appropriation from the Indiana General Assembly as set forth above with respect to such deficiency in the Debt Service Reserve Fund.

    There is no assurance given by the Issuer that the Issuer will transfer moneys in the Guaranty Fund to the Guaranty Account for deposit to the Debt Service Reserve Fund or deposit other available moneys to the Debt Service Reserve Fund or that the Indiana General Assembly will appropriate monies to the Guaranty Fund for transfer to the Guaranty Account for deposit into the Debt Service Reserve Fund or for deposit directly into the Debt Service Reserve Fund so that the Debt Service Reserve Fund will be Fully Funded. The Issuer is not obligated to make a transfer from the Guaranty Fund or from any other available moneys of the Issuer to the Debt Service Reserve Fund, except to the extent the State has appropriated moneys for such specific purpose. Also, the Indiana General Assembly is not obligated to make any appropriation of monies to the Guaranty Fund, the Guaranty Account or the Debt Service Reserve Fund.

    Section 4.7. TRUST FUNDS. All moneys and securities received by the Trustee under the provisions of this Indenture shall be trust funds under the terms hereof and shall not be subject to lien or attachment of any creditor of the Issuer or of the Company other than as set forth in this Indenture. Such moneys shall be held in trust and applied in accordance with the provisions of this Indenture.

    Section 4.8. INVESTMENT. Moneys on deposit in the Funds and Accounts established in this Article IV hereof shall be invested as provided in Section
6.8 hereof.


                                 (End of Article IV)

                                      ARTICLE V.

                    REDEMPTION OF SERIES 1996 BONDS BEFORE MATURE

    Section 5.1. OPTIONAL REDEMPTION OF SERIES 1996 BONDS. The Series 1996 Bonds are redeemable at the option of the Issuer, upon receipt of written direction from the Company, at any time in whole or in part, if there shall have been deposited with the Trustee in the Redemption Account of the Bond Fund sufficient funds to redeem such Series 1996 Bonds, at 100% of the principal amount thereof, plus a premium equal to the Breakage Amount, plus unpaid and accrued interest to the redemption date.

    Section 5.2. MANDATORY REDEMPTION OF SERIES 1996 BONDS. The Series 1996 Bonds shall be redeemed, in whole or in part, at any time, with the proceeds deposited in the Redemption Account from sources described in Sections 3.18, 3.22, 3.23, 3.24, 4.1 and 4.4 of the Loan Agreement, and shall be redeemed, in whole, at any time, but not later than one year after the termination of the IDEM Contract, as a result of the breach thereof by the Company, at 100% of the principal amount thereof, plus a premium equal to the Breakage Amount, plus unpaid and accrued interest to the date of redemption.

    Section 5.3. NOTICE OF REDEMPTION. In the case of redemption of the Series 1996 Bonds pursuant to Section 5.1 and Section 5.2 hereof, notice of the call for any such redemption identifying the Bonds, or portions of fully registered Bonds, to be redeemed shall be given by mailing a copy of the redemption notice by first class mail not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption to the Registered Owner of each Bond to be redeemed at the address shown on the registration books. Such notice of redemption shall specify the CUSIP number, if any, and, in the event of a partial redemption the Bond numbers and called amounts of each Bond, the redemption date, redemption price, interest rate, maturity date and the name and address of the Trustee; provided, however, that failure to give such notice by mailing, or any defect therein, with respect to any such registered Bond shall not affect the validity of any proceedings for the redemption of other Bonds.

    On and after the redemption date specified in the aforesaid notice, such Bonds, or portions thereof, thus called shall not bear interest, shall no longer be protected by this Indenture and shall not be deemed to be outstanding under the provisions of this Indenture, and the holders thereof shall have the right only to receive the redemption price thereof plus unpaid and accrued interest thereon to the date fixed for redemption.

    Section 5.4. CANCELLATION. All Bonds which have been redeemed in whole shall be cancelled and cremated or otherwise destroyed by the Trustee and shall not be reissued and a counterpart of the certificate of cremation or other destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Issuer and the Company.

    Section 5.5. REDEMPTION PAYMENTS. Prior to the date fixed for redemption, funds shall be deposited with Trustee in the Redemption Account of the Bond Fund to pay, if the Trustee is hereby authorized and directed to apply such funds to the payment of the Series 1996 Bonds or portions thereof called for redemption, together with the premium, if any, and accrued interest thereon to the redemption date. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds thus called shall no longer accrue after the date fixed for redemption. No payment shall be made by Trustee upon any Series 1996 Bond until such Series 1996 Bond shall have been delivered for payment or cancellation or Trustee shall have received the items required by Section 2.9 hereof with respect to any mutilated, lost, stolen or destroyed Series 1996 Bond.

    Section 5.6. PARTIAL REDEMPTION OF BONDS. If less than all of the Bonds at the time Outstanding are to be called for redemption, the serial maturities of the Bonds shall be redeemed on a prorata basis based on the ratio which the Outstanding principal amount of each serial maturity bears to the aggregate principal amount of the principal Outstanding on the Bonds on the date set for redemption. If less than all of the Bonds within a maturity are to be redeemed, the Trustee shall select by lot (meaning also random selection by computer) in such manner as the Trustee, in its discretion, may determine, the Bonds or portions of Bonds within such maturity that shall be redeemed. The Trustee shall call for redemption in accordance with the foregoing provisions as many Bonds or portions thereof as will, as nearly as practicable, exhaust the moneys available therefor. Particular Bonds or portions thereof shall be redeemed only in multiples of $200,000 or integral multiples of $5,000 in excess thereof.

    If less than the entire principal amount of any registered Bond then Outstanding is called for redemption, then upon notice of redemption given as provided in Section 5.3 hereof, the Owner of such registered Bond shall forthwith surrender such Bond to the Trustee in exchange for (a) payment of the redemption price of, plus accrued interest on the principal amount called for redemption and (b) a new Bond or Bonds of like series in an aggregate principal amount equal to the unredeemed balance of the principal amount of such registered Bond, which shall be issued without charge therefor.

                                  (End of Article V)

                                     ARTICLE VI.

                                  GENERAL COVENANTS

    Section 6.1. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The Bonds are special limited obligations of the Issuer and the principal of, interest and premium, if any, on the Bonds are payable solely from the payments to be made on the Notes which payments are hereby specifically pledged and assigned to the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or in this Indenture should be considered as pledging any other funds or assets of the Issuer. The Bonds do not represent or constitute a debt of the Issuer, the State or any political subdivision or taxing authority thereof within the meaning of the provisions of the constitution or statutes of the State of Indiana or a pledge of the full faith and credit of the Issuer or grant to the owners or holders thereof of any right to have the Issuer, the State or any political subdivision or taxing authority thereof levy taxes or appropriate any funds for payment of the principal thereof or interest thereon. The Issuer has no taxing power. No covenant or agreement contained in she Bonds or the Indenture shall be deemed to be a covenant or agreement of any member, director, officer, agent, attorney or employee of the Issuer in his or her individual capacity, and neither the Issuer nor any member, director, officer, agent, attorney or employee of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

    Section 6.2. PERFORMANCE OF COVENANTS. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of its members pertaining thereto. The Issuer represents that it is duly authorized under the constitution and laws of the State of Indiana to issue the Bonds authorized hereby and to execute this Indenture, and to pledge and assign the Series 1996 Note and assign the Loan Agreement in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

    Section 6.3. OWNERSHIP: INSTRUMENTS OF FURTHER ASSURANCE. The Issuer represents that at the time of the pledge and assignment thereof it will lawfully own the Series 1996 Note and that such pledge and assignment and the assignment of the Loan Agreement to the Trustee hereby made will be valid and lawful. The Issuer covenants that it will defend the title to the Series 1996 Note and its interest in the Loan Agreement to the Trustee, for the benefit of the holders and owners of the Bonds against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning and confirming unto the Trustee, the Series 1996 Note, the Loan Agreement and all payments thereon and thereunder pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds.

    Section 6.4. RECORDATION OF INDENTURE, LOAN AGREEMENT AND SECURITY INSTRUMENTS. The Company shall cause this Indenture, the Loan Agreement and all supplements thereto as well as such other security instruments, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the lien hereof and the security of the holders and owners of the Bonds and the rights of the Trustee hereunder.

    Section 6.5. INSPECTION OF BOOKS. The Issuer covenants and agrees that all books and documents in its possession relating to the Project and the revenues derived from the Project shall at all times be open to inspection by such accountants or other agents as the Trustee may from time to time designate.

    Section 6.6. LIST OF BONDHOLDERS. The Trustee will keep on file at the principal office of the Trustee a list of names and addresses of the holders of all Bonds. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company or by holders and/or owners (or a designated representative thereof) of 25% or more in principal amount of Bonds then outstanding, such ownership and the authority of any such designated representative to be evidenced to the satisfaction of the Trustee.

    Section 6.7. RIGHTS UNDER LOAN AGREEMENT. The Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Loan Agreement (except the rights reserved to the Issuer under Section 3.1 thereof) for and on behalf of the Issuer and/or Bondholders, provided that, the Trustee shall not take any steps toward the enforcement of any such rights and remedies unless an Event of Default under Section 7.1 hereof has occurred and remains uncured.

    Section 6.8. INVESTMENT OF FUNDS. Except as hereinafter provided, moneys in the Revenue Fund, the Bond Fund, the Construction Fund and the Debt Service Reserve Fund shall be invested and reinvested by the Trustee in Qualified Investments at the oral or written direction of the Company, but if oral, confirmed promptly in writing. If the Issuer or the State has made a deposit or an appropriation to the Debt Service Reserve Fund, the Company shall obtain the prior written consent of the Issuer with respect to the investment of such moneys. Investments of moneys in the Bond Fund shall mature or be redeemable without penalty at the option of the Trustee at the times and in the amounts necessary to provide moneys to pay interest on and the principal of the Bonds as they become due and payable. Each investment of moneys in the Revenue Fund, Construction Fund, the Bond Fund and the Debt Service Reserve Fund shall mature or be redeemable without penalty at such time as may be necessary to make payments when necessary from such fund.

    The Trustee may sell investments held in the Revenue Fund, Construction Fund, Debt Service Reserve Fund and Bond Fund and reinvest the proceeds therefrom in Qualified Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to the Trustee or any bank, trust company or savings and loan association affiliated with any of the foregoing. The Trustee shall sell or redeem investments credited to the Bond Fund to produce sufficient moneys applicable hereunder to and at the times required for the purposes of paying debt service on the Bonds, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Construction Fund or the Debt Service Reserve Fund shall constitute part of that respective fund, and each respective fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto. For purposes of this Indenture, those investments shall be valued at face amount or market value, whichever is less.

    Section 6.9. NON-PRESENTMENT OF BONDS. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, if funds sufficient to pay any such Bond shall have been made available to Trustee for the benefit of the holder or holders thereof, all liability of Issuer to the holder thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of Trustee to hold such funds for five (5) years without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond.

    Any moneys so deposited with and held by the Trustee and not so applied to the payment of Bonds within five (5) years after the date on which the same shall have become due shall be repaid by Trustee to Company and thereafter Bondholders shall be entitled to look only to Company for payment, and then only to the extent of the amount so repaid, and Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

    Section 6.10. DIRECTION OF BONDHOLDERS. Whenever any action, direction or consent is required of the Trustee, the Trustee shall consult with the holders of the Bonds and shall take such action, give such direction or give such consent as shall be directed by the Requisite Bondholders.

                                 (End of Article VI)

                                    ARTICLE VIII.

                                DEFAULTS AND REMEDIES

    Section 7.1. EVENTS OF DEFAULT. Each of the following events is hereby declared an "Event of Default," that is to say, if:

         (a) payment of any amount payable on the Bonds shall not be made when the same is due and payable; or

         (b) any event of default as defined in Section 7. 1 of the Loan Agreement shall occur and be continuing and the Issuer has notified the Trustee that the Issuer desires that such event of default be treated as an Event of Default hereunder; provided, however, that the Issuer shall be deemed to have given the Trustee such notification if any of the following shall have occurred and are continuing:

              (i) the failure of the Issuer or any other State authority, body corporate and politic of the State of Indiana, to make payment on any outstanding indebtedness excluding limited liability conduit indebtedness, but including any unfulfilled appropriations pursuant to moral obligation requests; or

              (ii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or appointing a receiver, liquidator, assigned, custodian, trustee, sequestrator (or other similar official) of the Issuer or for any substantial part of its property, or ordering the windup or liquidation of its affairs; or the filing and pendency for thirty days without dismissal of a petition initiating an involuntary case under any other bankruptcy, insolvency or similar law; or

              (iii) the commencement by the Issuer of any voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, whether consent by it to an entry to an order for relief in an involuntary case and under any such law or to the appointment of or the taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making of it by any general assignment for the benefit of creditors, or the failure of the Issuer generally to pay its debts as such debts become due, or the taking of corporate action by the Issuer in furtherance of any of the foregoing; or

              (iv) the termination of the existence of the Issuer without the assignment and assumption of the obligations of the Issuer under this Indenture, the Loan Agreement and the Bond Placement Agreement (collectively, the "Issuer Documents") to a validly organized and legally existing successor entity possessing such rights, powers and privileges as are necessary for it to perform its obligations under the Issuer Documents; or

              (v) the failure of any material provisions of the Issuer Documents to be valid and binding on the Issuer; or

              (vi) the repeal or amendment of, or non-compliance with, the legislation creating the Issuer which has the effect of impairing the contract of the Issuer with respect to the Bonds; or

         (c) the Issuer shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture or any agreement supplemental hereof on the part of the Issuer to be performed, and such default shall continue for thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of all of the Bonds then outstanding hereunder.

    Section 7.2. ACCELERATION. Subject to Section 7.3(a) hereof, upon the happening of any Event of Default specified in Section 7.1 and the continuance of the same for the period, if any, specified in said Section, the Trustee, by notice in writing delivered to the Issuer and the Company, shall declare the entire unpaid principal amount of the Bonds then outstanding, and the interest accrued thereon, to be immediately due and payable.

    Section 7.3. REMEDIES; RIGHTS OF BONDHOLDERS. Subject to the provisions of Section 6.7 hereof:

         (a) If an Event of Default occurs, the Trustee may pursue any available remedy by suit at law or in equity to enforce the payment of the principal of, premium, if any, and interest on the Bonds then Outstanding, to enforce any obligations of the Issuer hereunder and/or to enforce the obligations, of the Company under the Loan Agreement and the Series 1996 Note.

         (b) Upon the occurrence of an Event of Default, and if directed so to do by the Requisite Bondholders or the Issuer pursuant to Section 7.4 hereof and indemnified as provided in Section 8.1 hereof, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred by this Article as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders and the Issuer.

         (c) No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

         (d) No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein, and every such right and power may be exercised from time to time as may be deemed expedient.

         (e) No waiver of any Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

    Section 7.4. RIGHT OF BONDHOLDERS OR THE ISSUER TO DIRECT PROCEEDINGS. Anything in this Indenture to the contrary notwithstanding, the holders of all Bonds then outstanding, or the Issuer, if no Bonds are Outstanding, shall have the right, at any time an Event of Default has occurred and remains unremedied, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture, and provided that if any Bonds are Outstanding the Trustee is obligated to pursue its remedies under the provisions of Section 7.2 hereof before any other remedies are sought.

    Section 7.5. APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys in the Bond Fund shall be applied as follows:

    (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

         FIRST: To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discriminations or privilege; and

         SECOND: To the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due, and if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

         THIRD: To replenish the Debt Service Reserve Fund if not Fully Funded; and

         FOURTH: To reimburse the Issuer for deposits or transfers made by it to the Debt Service Reserve Fund or other amounts owing pursuant to Section
    3.30 of the Loan Agreement.

    (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over any other installment of interest, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege and thereafter to reimburse the Issuer for deposits or transfers made to the Debt Service Reserve Fund or other amounts owing pursuant to Section 3.30 of the Loan Agreement.

    (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of subsection (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of subsection (a) of this Section; and

    Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

    Section 7.6. REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture, the Loan Agreement, the Notes or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants the Issuer or any holders of the Bonds, and any recovery of judgment shall, subject to the provisions of Section 7.5 hereof, be for the equal benefit of the holders of the Outstanding Bonds.

    Section 7.7. RIGHTS AND REMEDIES OF BONDHOLDERS. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in subsection (g) of Section 8. l, or of which by said subsection it is deemed to have notice, nor unless also such default shall have become an Event of Default and the holders of all Bonds then Outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee indemnity as provided in Section 8.1, nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its, his, or their own name or names. Such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds then outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the covenants of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner in said Bonds expressed.

    Section 7.8. TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Company, the Bondholders and the Trustee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

    Section 7.9. WAIVERS OF EVENTS OF DEFAULT. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds, and shall do so upon the written request of the holders of (1) all the Bonds then Outstanding in respect of which default in the payment of principal and/or premium, if any, and/or interest exists, or (2) all Bonds then Outstanding in the case of any other default; provided, however, that there shall not be waived
(a) any Event of Default in the payment of the principal of any outstanding Bonds at the date of maturity specified therein, or (b) any default in the payment when due of the interest on any such Bonds unless prior to such waiver or rescission, arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds in respect of which such default shall have occurred on overdue installments of interest or all arrears of payments of principal and premium, if any, when due, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon. No waiver of an event of default under Section 7.1(b) or failure to notify the Trustee that the Issuer desires to treat such event of default as an Event of Default shall constitute a waiver of the corresponding event of default under the Loan Agreement.

    Section 7.10. COMPANY'S RIGHT OF POSSESSION AND USE OF MORTGAGED PROPERTY. So long as the Company is in full compliance with the terms and provisions of the Mortgage, the Company shall be suffered and permitted to possess, use and enjoy the properties and appurtenances constituting the Mortgaged Property.

    Section 7.11. WAIVER OF REDEMPTION; EFFECT OF SALE OF MORTGAGED PROPERTY. The Issuer and the Company, to the extent permitted by law, shall not claim any rights under any stay, valuation, exemption or extension law, and hereby waives any right of redemption which it may have in respect of the Mortgaged Property. Upon the institution of any foreclosure proceedings or upon any sale of the Mortgaged Property, or any acceleration of the maturity of the Notes, the principal of all Bonds then Outstanding hereunder, if not previously due and payable, shall become immediately due and payable.

    Section 7.12. COOPERATION OF ISSUER. Upon the occurrence of an Event of Default hereunder, the Issuer shall cooperate with the Trustee and use its best efforts to protect the Bondholders, including, without limitation, consenting to the sale of the Mortgaged Property for the benefit of the Bondholders if such sale is otherwise permitted under the Loan Agreement.

                                 (End of Article VII)

                                    ARTICLE VIII.

                                     THE TRUSTEE

    Section 8.1. ACCEPTANCE OF THE TRUSTS. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts as a corporate trustee ordinarily would perform said trusts under a corporate indenture, but no implied covenants or obligations shall be read into this Indenture against the Trustee.

    (a) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company). The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

    (b) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for insuring the property herein conveyed or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company under the Loan Agreement; but the Trustee may require of the Issuer or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid as to the condition of the property herein conveyed. The Trustee shall have no obligation to perform any of the duties of the Issuer under the Loan Agreement, and the Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with the provisions of this Indenture.

    (c) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.

    (d) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any

Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

    (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer or the Company by its duly authorized officers as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or of which said subsection it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Issuer or the Company to the effect that an ordinance or resolution in the form therein set forth has been adopted by the Issuer or the Company as conclusive evidence that such ordinance or resolution has been duly adopted, and is in full force and effect.

    (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct; provided, however, that the provisions of this subsection shall not affect the duties of the Trustee hereunder, including the provisions of Article VII hereof.

    (g) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder (other than payment of the principal of and interest on the Bonds) unless the Trustee shall be specifically notified in writing of such default by the Issuer or by the holders of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no default except as aforesaid.

    (h) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or nonfulfillment of contracts during any period in which it may be in possession of or managing the Mortgaged Property.

    (i) At any and all reasonable times and upon reasonable prior written notice, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the Mortgaged Property and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

    (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

    (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, deemed desirable for the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

    (l) Before taking any action under this Section 8. 1 the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct in connection with any action so taken.

    (m) All moneys received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

    (n) If any Event of Default under this Indenture shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care as a prudent man would exercise or use in the circumstances in the conduct of his own affairs.

    Section 8.2. FEES, CHARGES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment and/or reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services. The Trustee shall be entitled to payment and reimbursement for the reasonable fees and charges of the Trustee as paying agent and bond registrar for the Bonds but only as hereinabove provided. Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a right of payment prior to payment on account of interest or principal of, or premium, if any, on any Bond for the foregoing advances, fees, costs and expenses incurred.

    Section 8.3. NOTICE TO BONDHOLDERS IF DEFAULT OCCURS. If an Event of Default occurs of which the Trustee is by subsection (g) of Section 8.1 hereof required to take notice or if notice of an Event of Default be given as in said subsection (g) provided, then the Trustee shall give written notice thereof by registered or certified mail to the last known holders of all Bonds then Outstanding shown by the list of Bondholders required by the terms of this Indenture to be kept at the office of the Trustee.

    Section 8.4. INTERVENTION BY TRUSTEE. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of the Bonds, the Trustee may intervene on behalf of Bondholders and, subject to the provisions of Section 8.1(1), shall do so if requested in writing by the owners of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

    Section 8.5. SUCCESSOR TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    Section 8.6. RESIGNATION BY THE TRUSTEE. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving thirty days' written notice to the Issuer and the Company and by registered or certified mail to each registered owner of Bonds then outstanding and to each holder of Bonds as shown by the list of Bondholders required by this Indenture to be kept at the office of the Trustee, and such resignation shall take effect at the end of such thirty (30) days, or upon the earlier appointment of a successor Trustee by the Bondholders or by the Issuer. Such notice to the Issuer and the Company may be served personally or sent by registered or certified mail.

    Section 8.7. REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer and signed by all the Bondholders. For so long as no Event of Default has occurred and remains unremedied, the Trustee may be removed by the Issuer upon not less than 30 days written notice to the Trustee.

    Section 8.8.  APPOINTMENT OF SUCCESSOR TRUSTEE BY THE BONDHOLDERS;
TEMPORARY TRUSTEE. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys-in-fact, duly authorized; provided, nevertheless, that in case of such vacancy, the Issuer, by an instrument executed by one of its duly authorized officers, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided; and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such Bondholders. Notwithstanding the foregoing, for so long as no Event of Default has occurred and remains unremedied, the Issuer shall appoint the successor trustee. Every such Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank, having a reported capital and surplus of not less than Ten Million Dollars ($10,000,000) if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

    Section 8.9. CONCERNING ANY SUCCESSOR TRUSTEES. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer and the Company an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall be filed and/or recorded by the successor Trustee in each recording office, if any, where the Indenture shall have been filed and/or recorded.

    Section 8.10. TRUSTEE PROTECTED IN RELYING UPON RESOLUTIONS, ETC. Subject to the conditions contained herein, the resolutions, ordinances, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of cash hereunder.

    Section 8.11. SUCCESSOR TRUSTEE AS TRUSTEE OF FUNDS, PAYING AGENT AND BOND REGISTRAR. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee of the funds provided hereunder and Bond Registrar and paying agent for principal of, premium, if any, and interest on the Bonds, and the successor Trustee shall become such Trustee, Bond Registrar and paying agent.


                                (End of Article VIII)

                                     ARTICLE IX.

                               SUPPLEMENTAL INDENTURES

    Section 9.1. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS. The Issuer and the Trustee may without the consent of, or notice to, any of the Bondholders, enter into an indenture or indentures supplemental to this Indenture, as shall not be inconsistent with the terms and provisions hereof, for any one or more of the following purposes:

    (a)  To cure any ambiguity or formal defect or omission in this Indenture;

    (b) To grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee or any of them;

    (c) To subject to this Indenture additional revenues, properties or collateral; provided, that any amendments to this Indenture for the purpose of subjecting to the lien hereof any new Project Sites shall be in the form of EXHIBIT B hereto; or

    (d) To make any other change in this Indenture which, in the judgment of the Trustee, is not to the prejudice of the Trustee, the Company or the holders of the Bonds; or

    (e) To modify, amend or supplement the Indenture in such manner as required to permit the qualification thereof under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect, and, if they so determine, to add to the Indenture such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939, as amended, or similar Federal Statute.

    Section 9.2. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS. Exclusive of supplemental indentures covered by Section 9.1 hereof, and subject to the terms and provisions contained in this Section, and not otherwise, the Requisite Bondholders shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided however, that nothing in this section contained shall permit or be construed as permitting (except as otherwise permitted in this Indenture) (a) an extension of the stated maturity or reduction in the principal amount of, or reduction in the rate or extension of the time of paying of interest on, or reduction of any premium payable on the redemption of, any Bonds, without the consent of the holder of such Bond, or (b) a reduction in the amount or extension of the time of any payment required by any sinking fund applicable to any Bonds without the consent of the holders of all the Bonds which would be affected by the action to be taken, or (c) the creation of any lien prior to or, on a parity with the lien of this Indenture without the consent of the holders of all the Bonds at the time Outstanding, or (d) a reduction in the aforesaid aggregate principal amount of Bonds the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the Bonds at the time Outstanding which would be affected by the action to be taken, or (e) a modification of the rights, duties or immunities of the Trustee, without the written consent of the Trustee, or a privilege or priority of any Bond over any other Bonds, or (g) deprive the holders of any Series 1996 Bonds then Outstanding of the lien thereby created, or (h) any amendments or changes to Section 4.6 hereof.

    Anything herein to the contrary notwithstanding, a supplemental indenture under this Article which affects any rights of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mall to the Company at least fifteen (15) days prior to the proposed date of execution and delivery of any such supplemental indenture.


                                 (End of Article IX)

                                      ARTICLE X.

                           AMENDMENTS TO THE LOAN AGREEMENT

    Section 10.1. AMENDMENTS, ETC., TO LOAN AGREEMENT NOT REQUIRING CONSENT OF BONDHOLDERS. The Issuer and the Trustee, with the consent of the Company and without the consent of or notice to the Bondholders, may consent to any amendment, change or modification of the Loan Agreement as may be required (i) by the provisions of the Loan Agreement and this Indenture, including particularly amendments to the Loan Agreement relating to the subjecting of additional property to the lien of the Loan Agreement or (ii) for the purpose of curing any ambiguity or formal defect or omission in the Loan Agreement, or
(iii) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds.

    Section 10.2. AMENDMENTS, ETC., TO LOAN AGREEMENT REQUIRING CONSENT OF BONDHOLDERS. Except for the amendments, changes or modifications as provided in
Section 10.1 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Loan Agreement without the written approval or consent of the Requisite Bondholders given and procured as required in Section 9.2; provided, however, that nothing in this section contained shall permit or be construed as permitting the types of changes listed in Section 9.2 hereof.

    Section 10.3. NO AMENDMENT MAY ALTER NOTES. Under no circumstances shall any amendment to the Loan Agreement alter the Notes or the payments of principal and interest thereon, without the consent of the holders of all the Bonds at the time Outstanding.


                                  (End of Article X)

                                     ARTICLE XI.

                                    MISCELLANEOUS

    Section 11.1. SATISFACTION AND DISCHARGE. All rights and obligations of the Issuer and the Company under the Loan Agreement, the Notes and this Indenture shall terminate, and such instruments shall cease to be of further effect, and the Trustee shall cancel the Notes and deliver them to the Company, shall execute and deliver all appropriate instruments evidencing and acknowledging the satisfaction of the Loan Agreement and satisfaction and release of this Indenture, and shall assign and deliver to the Company any moneys and investments in all Funds established hereunder (except moneys or investments held by the Trustee for the payment of principal of, interest on, or premium, if any, on the Bonds) when

         (a) all fees and expenses of the Trustee and any paying agent shall have been paid;

         (b) the Issuer shall have performed all of its covenants and promises in this Indenture; and

         (c) the Company shall have performed all of its covenants and promises in the Loan Agreement (including without limitation its obligations under Section 3.30 thereof), the Notes, and this Indenture; and

         (d) all Bonds theretofore authenticated and delivered (i) have become due and payable, or (ii) are to be retired or called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee at the expense of the Company, or (iii) have been delivered to the Trustee cancelled or for cancellation; and, in the case of
    (i) and (ii) above, there shall have been deposited with the Trustee either cash in an amount which shall be sufficient, or investments in Governmental Obligations, the principal of and the interest on which when due will provide moneys which, together with any other moneys, if any, deposited with the Trustee, shall be sufficient, to pay when due the principal or redemption price, if applicable, and interest due and to become due on the Bonds on and prior to the redemption date or maturity date thereof, as the case may be.

    Section 11.2. APPLICATION OF TRUST MONEY. All money or investments deposited with or held by the Trustee pursuant to Section 11.1 shall be held in trust for the holders of the Bonds, and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any paying agent, to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money or obligations need not be segregated from other funds except to the extent required by law.

    Section 11.3. CONSENTS, ETC., OF BONDHOLDERS. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be executed by such Bondholders in person or by agent appointed in writing. Provided, however, that wherever this Indenture or the Loan Agreement requires that any such consent or other action be taken by the holders of a specified percentage, fraction or majority of the Bonds Outstanding, any such Bonds held by or for the account of the following persons shall not be deemed to be Outstanding hereunder for the purpose of determining whether such requirement has been met: the Issuer, any of its members, the Company, or the directors, trustees, officers or members of the Company. For all other purposes, Bonds held by or for the account of such person shall be deemed to be Outstanding hereunder. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument, namely:

         (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by affidavit of any witness to such execution.

         (b) The fact of the holding by any person of Bonds transferable by delivery and the amounts and numbers of such Bonds, and the date of the holding of the same, may be proved by a certificate executed by any trust company, bank or bankers, wherever situated, stating that at the date thereof the party named therein did exhibit to an officer of such trust company or bank or to such banker, as the property of such party, the Bonds therein mentioned if such certificate shall be deemed by the Trustee to be satisfactory. The Trustee may, in its discretion, require evidence that such Bonds have been deposited with a bank, bankers or trust company, before taking any action based on such ownership. In lieu of the foregoing, the Trustee may accept other proofs of the foregoing as it shall deem appropriate.

    For all purposes of this Indenture and of the proceedings for the enforcement hereof, such person shall be deemed to continue to be the holder of such Bond until the Trustee shall have received notice in writing to the contrary.

    Section 11.4. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Bonds is intended or shall be construed to give to any person other than the parties hereto, and the Company, and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained, this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the Company and the holders of the Bonds as herein provided.

    Section 11.5. SEVERABILITY. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

    The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

    Section 11.6. NOTICES. All notices, demands, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, with proper address as indicated below. The Issuer, the Company, and the Trustee may, by written notice given by each to the others, designate any address or addresses to which notices, demands, certificates or other communications to them shall be sent when required as contemplated by this Indenture. Until otherwise provided by the respective parties, all notices, demands, certificates and communications to each of them shall be addressed as follows:

    To the Company:     Envirotest Systems Corp.
                        Attention:
                        246 Sobrante Way
                        Sunnyvale, California  94086

    To the Issuer:      Indiana Development Finance Authority
                        Attention:  Executive Director
                        One North Capitol, Suite 320
                        Indianapolis, Indiana  46204

    To the Trustee:     Old National Trust Company
                        420 Main Street
                        P.O. Box 207
                        Evansville, Indiana  47702

    Section 11.7. TRUSTEE AS PAYING AGENT AND REGISTRAR. The Trustee is hereby designated and agrees to act as paying agent and bond registrar for and in respect to the Bonds.

    Section 11.8. COUNTERPARTS. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    Section 11.9. APPLICABLE LAW. This Indenture shall be governed exclusively by the applicable laws of the State of Indiana.

    Section 11.10. IMMUNITY OF OFFICERS AND DIRECTORS. No recourse shall be had for the payment of the principal of or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained against any past, present or future director, member, officer, attorney, agent or employee of the Issuer, or any incorporator, member, director, officer, attorney, agent or employee or trustee of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, members, directors, officers, attorneys, agents, employees or trustees as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and issuance of such Bonds.

    Section 11.11. HOLIDAYS. If any date for the payment of principal of or interest on the Bonds is not a Business Day then such payment shall be due on the first Business Day thereafter.

                                 (End of Article XI)

    IN WITNESS WHEREOF, the Indiana Development Finance Authority, has caused these presents to be signed in its name and behalf by its Vice Chairman and its corporate seal to be hereunto affixed and attested by the Executive Director, and to evidence its acceptance of the trusts hereby created, Old National Trust Company has caused these presents to be signed in its name and behalf by, its official seal to be hereunto affixed, and the same to be attested by, its duly authorized officers, all as of the day and year first above written.

                                       INDIANA DEVELOPMENT FINANCE
                                       AUThORITY, INDIANA



                                       By
                                         --------------------------------------
                                          William H. King, Vice Chairman

Attest:



- -----------------------------------
Amy L. Stewart, Executive Director

SEAL

                                       OLD NATIONAL TRUST COMPANY, as Trustee



                                       By
                                         --------------------------------------
                                                 (Written Signature)



                                       By
                                         --------------------------------------
                                                 (Printed Signature)

Attest:



- ----------------------------------
    (Written Signature)



- ----------------------------------
    (Printed Signature)

SEAL

STATE OF INDIANA   )
                   )    SS:
COUNTY OF MARION   )


    On this ______ day of _______, 1996, before me a notary public in and for said county and state, personally appeared William H. King, to me personally known and known to me to be the same person who executed the within and foregoing instrument, who, being by me duly sworn, did depose, acknowledge and say: That he is the Vice Chairman of Indiana Development Finance Authority (the "Issuer"), the corporate body described in and which executed the foregoing instrument; that he knows the seal of said Issuer; that the seal affixed to said instrument is the seal of said Issuer; that said instrument was signed and sealed on behalf of said Issuer, and the said Amy L. Stewart, Executive Director of the Issuer acknowledged the execution of said instrument to be the voluntary act and deed of said Issuer by it voluntarily executed.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of _________________, 1996.



                                            -----------------------------------
                                                 (Written Signature)



                                            -----------------------------------
                                                 (Printed Signature)


                                                      Notary Public

My commission expires:                      My County of Residence is:


- ---------------------------                 -----------------------------------

(Seal)

STATE OF INDIANA   )
                   )    SS:
COUNTY OF MARION   )


    On this ______ day of __________________, 1996, before me a notary public in and for said county and state, personally appeared ____________________________________, to me personally known and known to me to be the same person who executed the within and foregoing instrument, who being by me duly sworn, did depose, acknowledge and say: That ____________ is the ____________________________________________ of Old National Trust Company, the
chartered corporate trust company described in and which executed the foregoing instrument; that ____________ knows the seal of said association; that the seal affixed to said instrument is the seal of said association; that said instrument was signed and sealed on behalf of the said association; and the said ____________________, the _________________________ of Old National Trust
Company acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of _____________________, 1996.



                                            -----------------------------------
                                                 (Written Signature)



                                            -----------------------------------
                                                 (Printed Signature)


                                                      Notary Public

My commission expires:                      My County of Residence is:


- ---------------------------                 -----------------------------------

(Seal)

                                      EXHIBIT A


                        THE INDUSTRIAL DEVELOPMENT FACILITIES


                                DESCRIPTION OF PROJECT


    Centralized inspection/maintenance program facilities located on five sites in Lake County, Indiana, one site in Porter County, Indiana, one site in Clark County, Indiana, and one site in Floyd County, Indiana, and all machinery, equipment and fixtures for the inspection and measurement of motor vehicle emissions necessary for such operation.




                                      EQUIPMENT

    All machinery, equipment, fixtures and tangible personal property at any time used or intended to be used in connection with the performance of the IDEM Contract, including generally but not limited to the following:

    (a)  Dynamometers
    (b)  Vehicles
    (c)  Emissions Testing and Analysis Equipment
    (d)  Personal Computers and Printers
    (e)  TV Monitors
    (f)  Miscellaneous Computer Equipment
    (g)  Office Equipment
    (h)  Furniture
    (i)  Shop Equipment and Tools

                                    PROJECT SITES


    The Project Sites shall consist of eight parcels of land, of which five (which includes one leasehold) are to be located in Lake County, Indiana, one in Porter County, Indiana, one in Clarke County, Indiana, and one in Floyd County, Indiana, with specific metes and bounds legal descriptions for each to be added hereto as acquired by the Company.

                                      EXHIBIT B

                                  FORM OF AMENDMENT


                        AMENDMENT NO. ____- TO TRUST INDENTURE



THIS AMENDMENT NO. ___ TO TRUST INDENTURE, dated as of this ___ day of _________ 199__ is made by and between INDIANA DEVELOPMENT FINANCE AUTHORITY, a body corporate and politic, duly organized and validly existing under the laws of the State of Indiana (hereinafter referred to as "Issuer"), and OLD NATIONAL TRUST COMPANY, a chartered corporate trust company (hereinafter referred to as "Trustee").
                                   WITNESSETH THAT:
    WITNESSETH, ENVIROTEST SYSTEMS CORP. (the "Company") has executed and delivered in favor of the Issuer that certain Loan Agreement, Mortgage, Security Agreement and Financing Statement, dated as of June 1, 1996, thereby securing, in part, a certain First Mortgage Note, Series 1996, made by Company in favor of and payable to Issuer, in the aggregate principal amount of $14,345,000.00 (hereinafter referred to as the "Loan Agreement"); and
    WHEREAS, by the terms of a Trust Indenture, dated as of June 1, 1996, the Issuer has agreed to assign its interests in the Mortgaged Property (as defined in the Loan Agreement), which Mortgaged Property includes the Project Sites, to the Trustee for the benefit of the owners of the Series 1996 Bonds (the "Indenture") which Indenture [is attached hereto as EXHIBIT A and incorporated herein by this reference] or [was recorded as an EXHIBIT A to Instrument No.

___________ recorded on ____________, 199__ in the office of the Recorder of
________________ County, Indiana]; and

    WHEREAS, pursuant to Section 6.1 of the Loan Agreement, as interests in the Project Sites are acquired by Company with the proceeds of the Series 1996 Bonds, the Company is required to subject such acquired Project Sites to the lien of the Loan Agreement; and

    WHEREAS, the Issuer is required by the Loan Agreement to assign its interests in the Project Sites to the Trustee as the Project Sites are acquired pursuant to the Indenture and any amendments thereto; and

    WHEREAS, the Company, contemporaneously herewith, has acquired a Project Site situated in ________ County, Indiana, such Project Site being more particularly described on EXHIBIT B attached hereto and incorporated herein by this reference and has subjected such Project Sites to the lien of the Loan Agreement pursuant to an Amendment to the Loan Agreement, and the Issuer now desires to assign its interests in the lien of the Loan Agreement to the Trustee pursuant to the Indenture and this Amendment thereto.

    NOW, THEREFORE, in consideration of the foregoing premises, and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer hereby assigns, to the Trustee all of its right, title and interest in and to the Project Site described on EXHIBIT B attached hereto and in all supplements and additions thereto, as more particularly described in the Granting Clauses of the Indenture; subject, however, to Permitted Encumbrances.

    The Issuer intends that its interests in the lien of the Loan Agreement be assigned pursuant to the Indenture, as supplemented by this Amendment No. ____, and such lien in favor of the Trustee shall attach to and encumber the Project Site situated in ________ County, Indiana and more particularly described on EXHIBIT B attached hereto as if the same were originally described on EXHIBIT A attached to the Indenture.

    All terms used herein which begin with the initial letter capitalized shall have the same meanings herein as assigned to them in the Indenture.

    Except as modified herein, all terms and conditions of the Indenture, [as previously supplemented by Amendment Nos. __, __, and __ thereto,] except as modified herein, shall remain in full force and effect.

    IN WITNESS WHEREOF, the Issuer has caused this Amendment No. ___ to be duly executed and attested by its duly authorized officers as of the day, month and year first above written.

                                       INDIANA DEVELOPMENT FINANCE AUTHORITY


                                       By:
                                          -------------------------------------
                                                      (signature)


                                       Its:
                                          -------------------------------------
                                                 (printed name and title)

(SEAL)

ATTEST:

By:
   ----------------------------
    (signature)

Its:
   ----------------------------
    (printed name and title)

                                       OLD NATIONAL TRUST COMPANY


                                       By:
                                          -------------------------------------
                                                      (signature)


                                       Its:
                                          -------------------------------------
                                                 (printed name and title)

(SEAL)

ATTEST:

By:
   ----------------------------
    (signature)

Its:
   ----------------------------
    (printed name and title)

STATE OF INDIANA   )
                   )    SS:
COUNTY OF MARION   )



    On this _____ day of ____________, 199__, before me, a Notary Public in and for said County and State, personally appeared _______________________, the ____________ ______________, of Old National Trust Company, to me personally known and known to me to be the same person who executed the within and foregoing instrument, who, being by me duly sworn, did depose, acknowledge and say: That he is the __________________ of Old National Trust Company, the corporation described in and which executed the foregoing instrument; and that said instrument was signed and sealed on behalf of the said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of ____________________, 199___.


                                       ----------------------------------------
                                            (Written Signature)



                                       ----------------------------------------
                                            (Printed Signature)


                                                 Notary Public

My commission expires:                 My County of Residence is:


- -------------------------                   -----------------------------------


(Seal)

STATE OF INDIANA   )
                   )    SS:
COUNTY OF MARION   )


    On this _______ day of _______, 199__, before me, a Notary Public in and for said County and State, personally appeared __________________, to me personally known and known to me to be the same person who executed the within and foregoing instrument, who, being by me duly sworn, did depose, acknowledge and say: That he is the ________________ of Indiana Development Finance Authority (the "Issuer"), the body corporate and politic described in and which executed the foregoing instrument; that he knows the seal of said Issuer; that the seal affixed to said instrument is the seal of said Issuer; that said instrument was signed and sealed on behalf of said Issuer; and the said _______________, ______________ of the Issuer, acknowledged the execution of said instrument to be the voluntary act and deed of said Issuer by it voluntarily executed.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of _________________, 199___.


                                       ----------------------------------------
                                            (Written Signature)



                                       ----------------------------------------
                                            (Printed Signature)


                                                 Notary Public

My commission expires:                 My County of Residence is:


- -------------------------                   -----------------------------------


(Seal)